Exhibit 10.1

Execution Copy

$135,000,000

HEADWATERS INCORPORATED

2.50% CONVERTIBLE SENIOR SUBORDINATED NOTES DUE 2014

PURCHASE AGREEMENT

January 16, 2007

January 16, 2007

J.P. Morgan Securities Inc.
Deutsche Bank Securities Inc.
Morgan Stanley & Co. Incorporated
Canaccord Adams Inc.
Stephens Inc.
Wedbush Morgan Securities Inc.

c/o J.P. Morgan Securities Inc.
277 Park Avenue
9th Floor
New York, New York 10172

c/o Deutsche Bank Securities Inc.
60 Wall Street
New York, New York 10005

c/o Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York  10036

Dear Sirs and Mesdames:

Headwaters Incorporated, a Delaware corporation (the “Company”), proposes to issue and sell to the several purchasers named in Schedule I hereto (the “Initial Purchasers”) $135,000,000 principal amount of its 2.50% Convertible Senior Subordinated Notes due 2014 (the “Firm Securities”) to be issued pursuant to the provisions of an Indenture to be dated as of 22, 2007 (the “Indenture”) between the Company and Wells Fargo Bank, National Association, as Trustee (the “Trustee”).  The Company also proposes to issue and sell to the several Initial Purchasers not more than an additional $25.0 million principal amount of its 2.50% Convertible Senior Subordinated Notes due 2014 (the “Additional Securities”) if and to the extent that the Representatives (as defined below) shall have determined to exercise, on behalf of the Initial Purchasers, the right to purchase such Additional Securities (or any portion thereof) granted in Section 2 hereof.  The Firm Securities and the Additional Securities are hereinafter collectively referred to as the “Securities.”  The Securities will be convertible into cash and shares of common stock of the Company, par value $0.001 per share (the “Common Stock”).  The shares into which the Securities are convertible are hereinafter collectively referred to as the “Underlying Securities.”  J.P. Morgan Securities Inc., Deutsche Bank Securities Inc. and Morgan Stanley & Co. Incorporated shall act as representatives (collectively, the “Representatives”) of the several Initial Purchasers.

The Securities will be offered without being registered under the Securities Act of 1933, as amended (the “Securities Act”), to qualified institutional buyers in compliance with the exemption from registration provided by Rule 144A under the Securities Act.

Holders (including subsequent transferees) of the Securities will have benefit of the registration rights set forth in the registration rights agreement (the “Registration Rights Agreement”), for so long as such Securities constitute Transfer Restricted Securities (as defined in the Registration Rights Agreement).  This Agreement, the Securities, the Indenture and the Registration Rights Agreement are hereinafter referred to collectively as the “Operative Documents.”  This is to confirm the agreements concerning the purchase of the Securities from the Company by the Initial Purchasers.

In connection with the sale of the Securities, the Company has prepared a preliminary offering memorandum dated January 16, 2007, (the “Preliminary Offering Memorandum”) and a Pricing Supplement dated January 16, 2007, describing the terms of the Securities and set forth on Schedule II hereto (the “Pricing Supplement”), and will prepare a final offering memorandum (the “Final Offering Memorandum” and, together with the Preliminary Offering Memorandum, the “Offering Documents”) including or incorporating by reference a description of the terms of the Securities, the terms of the offering and a description of the Company.  As used herein, the term “Offering Documents” shall include in each case the documents incorporated by reference therein.  The terms “supplement,” “amendment” and “amend” as used herein with respect to an Offering Document shall include all documents deemed to be incorporated by reference in the Preliminary Offering Memorandum or Final Offering Memorandum that are filed subsequent to the date of such Offering Document with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  “Time of Sale Memorandum” means the Preliminary Offering Memorandum and the Pricing Supplement together with the information in the form set forth on Schedule II hereto that has been prepared and delivered by the Company to the Initial Purchasers in connection with the offering and sale of the Securities.  “Applicable Time” means 5:00 p.m. Eastern Standard Time on January 16, 2007.

1.                                      Representations and Warranties of the Company.  The Company represents and warrants to and agrees with each of the Initial Purchasers as of the date hereof, as of the Applicable Time, and as of the Closing Date, that:

(a)                                  (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Offering Documents complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder and (ii) The Time of Sale Memorandum, at the Applicable Time, did not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (iii) the Final Offering Memorandum as of its date and as of the Closing Date will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Time of Sale Memorandum or the Final Offering Memorandum based upon information furnished to the Company in writing by or on behalf of the Initial Purchasers expressly for use therein.  No order preventing the use of the Time of Sale Memorandum or the Final Offering Memorandum, or any amendment or supplement thereto, or any order asserting that any of the transactions contemplated by this Agreement are subject to the registration requirements of the Securities Act or any state securities or blue sky laws has been issued.

(b)                                 The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the state of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Memorandum and Final Offering Memorandum and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(c)                                  Each subsidiary of the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Memorandum and Final Offering Memorandum and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and nonassessable and are owned directly by the Company (except for (a) FlexCrete Building Systems, L.C., in which Headwaters Resources, Inc. owns a 90% limited company interest, (b) Blue Flint Ethanol LLC, in which the Company owns a 51% limited liability company interest) and (c) Florida N-Viro L.P., in which VFL Technologies, Inc. owns a 51.5% limited partnership interest, (d) Florida N-Viro Management LLC, in which VFL Technologies, Inc. owns a 52% limited liability company interest, (e) Degussa Headwaters LLP, in which Headwaters Incorporated owns a 50% membership interest and (f) Degussa Headwaters Korea Co., Ltd., in which Headwaters Incorporated owns a 50% membership interest), free and clear of all liens, encumbrances, equities or claims except for the security interests granted under the senior secured credit agreement, dated September 8, 2004, as amended, between the Company and various lenders and Morgan Stanley Senior Funding, Inc., as administrative agent.

(d)                                 This Agreement has been duly authorized, executed and delivered by the Company.

(e)                                  The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in each Offering Document.

(f)                                    The shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”) outstanding prior to the issuance of the Securities have been duly authorized and are validly issued, fully paid and nonassessable.

(g)                                 The Underlying Securities issuable upon conversion of the Securities have been duly authorized and reserved and, when issued upon conversion of the Securities in accordance with the terms of the Securities, will be validly issued, fully paid and non-assessable, and the issuance of the Underlying Securities will not be subject to any preemptive or similar rights.

(h)                                 The Securities have been duly authorized and, at the Closing Date, will have been duly executed by the Company and, when authenticated, issued and delivered in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, will be valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and equitable principles of general applicability, and will be entitled to the benefits of the Indenture pursuant to which such Securities are to be issued and the Registration Rights Agreement.

(i)                                     Each of the Indenture and the Registration Rights Agreement has been duly authorized by the Company and, when duly executed and delivered by the Company and the Trustee, will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and equitable principles of general applicability and except as rights to indemnification and contribution under the Registration Rights Agreement may be limited under applicable law.

(j)                                     The Securities and the Indenture will conform in all material respects to the respective statements relating thereto contained in the Time of Sale Memorandum and the Final Offering Memorandum.

(k)                                  The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the Indenture, the Registration Rights Agreement and the Securities will not contravene any provision of applicable law or the certificate of incorporation or bylaws of the Company or any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, the Indenture, the Registration Rights Agreement or the Securities except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Securities and by Federal and state securities laws with respect to the Company’s obligations under the Registration Rights Agreement.

(l)                                     There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Offering Documents (exclusive of any subsequent amendments or supplements thereto) and the Time of Sale Memorandum.

(m)                               There are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject other than proceedings accurately described in all material respects in the Final Offering Memorandum and the Time of Sale Memorandum and proceedings that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under this Agreement, the Indenture, the Registration Rights Agreement or the Securities or to consummate the transactions contemplated by the Offering Documents.

(n)                                 None of the Company or its subsidiaries is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, loan agreement, note, lease or other agreement or instrument that is described or referred to in the Final Offering Memorandum and the Time of Sale Memorandum or filed as an exhibit to the Company’s Annual Report on Form 10-K for the year-ended September 30, 2006, except for such defaults that would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(o)                                 The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(p)                                 There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for cleanup, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(q)                                 The financial statements (including the related notes and supporting schedules) included in or incorporated by reference in the Time of Sale Memorandum and the Final Offering Memorandum present fairly in all material respects the financial position and results of operations of the entities purported to be shown thereby, at the dates and for the periods indicated, and have been prepared in conformity with U.S. generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as otherwise stated therein.

(r)                                    Subsequent to the respective dates as of which information is given in the Time of Sale Memorandum, (i) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, and have not entered into any material transaction not in the ordinary course of business; (ii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its consolidated subsidiaries, except in each case as described in the Time of Sale Memorandum and the Final Offering Memorandum.

(s)                                  To the knowledge of the Company, no person or corporation which is a “holding company” or a “subsidiary of a holding company”, within the meaning of such terms as defined in the Public Utility Holding Company Act of 1935, directly or indirectly owns, controls or holds with power to vote 10% or more of the outstanding voting securities of the Company; and the Company is not a “holding company” or to its knowledge, a “subsidiary of a holding company” as so defined.

(t)                                    The Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities, including, without limitation, the Federal Energy Regulatory Commission, necessary to conduct their respective businesses as described in the Time of Sale Memorandum and the Final Offering Memorandum, except when the failure to possess such certificates, authorizations or permits would not have a material adverse effect on the Company and its subsidiaries, taken as a whole and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(u)                                 The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in the Time of Sale Memorandum and the Final Offering Memorandum or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries which are material to the business of the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, in each case except as described in the Time of Sale Memorandum and the Final Offering Memorandum.

(v)                                 The Company and its subsidiaries own or possess, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(w)                               No material labor dispute with the employees of the Company or any of its subsidiaries exists, except as described in the Time of Sale Memorandum and the Final Offering Memorandum, or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that could have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(x)                                   The Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; except as disclosed in the Time of Sale Memorandum and the Final Offering Memorandum, neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for that is material to the business of the Company and the subsidiaries; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, except as described in the Time of Sale Memorandum and the Final Offering Memorandum.

(y)                                 The Company and each of its subsidiaries keep books and records accurate in all material respects reflecting their assets and maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  Except as described in the Time of Sale Memorandum and the Final Offering Memorandum, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(z)                                   The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Offering Documents, will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(aa)                            Neither the Company nor any affiliate (as defined in Rule 501(b) of Regulation D under the Securities Act, an “Affiliate”) of the Company has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the sale of the Securities in a manner that would require the registration under the Securities Act of the Securities or (ii) offered, solicited offers to buy or sold the Securities by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act; provided, however, that no such representation is made in respect to the Initial Purchasers.

(bb)                          It is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers in the manner contemplated by this Agreement to register the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended.

(cc)                            The Securities satisfy the requirements set forth in Rule 144A(d)(3) under the Securities Act.

2.                                      Agreements to Sell and Purchase.  The Company hereby agrees to sell to the several Initial Purchasers, and each Initial Purchaser, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective principal amount of Securities set forth in Schedule I hereto opposite its name at a purchase price of 97% of the principal amount thereof (the “Purchase Price”).

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to issue and sell to the Initial Purchasers the Additional Securities, and the Initial Purchasers shall have the right to purchase, severally and not jointly, up to $25.0 million principal amount of Additional Securities at the purchase price set forth above plus accrued interest, if any, to the date of payment and delivery.  The Initial Purchasers may exercise these rights in whole or from time to time in part by giving written notice of each election to exercise the foregoing option not later than 13 days after the date of this Agreement.  Any exercise notice shall specify the principal amount of Additional Securities to be purchased by the Initial Purchasers and the date on which such Additional Securities are to be purchased.  Each purchase date must be at least one business day after the written notice is given and may not be earlier than the Closing Date for the Firm Securities nor later than ten business days after the date of such notice.  Additional Securities may be purchased as provided in Section 3 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Securities.  On each day, if any, that Additional Securities are to be purchased (each an “Option Closing Date”), each Initial Purchaser agrees, severally and not jointly, to purchase the principal amount of Additional Securities (subject to such adjustments to eliminate fractional securities as you may determine) that bears the same proportion to the total number of Additional Securities to be purchased on such Option Closing Date as the principal amount of Firm Securities set forth in Schedule I hereto opposite the name of such Initial Purchaser bears to the total principal amount of Firm Securities.

The Company hereby agrees that, without the prior written consent of J.P. Morgan Securities Inc., Deutsche Bank Securities Inc. and Morgan Stanley & Co. Incorporated on behalf of the Initial Purchasers, it will not, during the period ending 90 days after the date of the Final Offering Memorandum, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, (ii) file any registration statement with the Commission relating to the offering of any shares of Common Stock, (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction in clause (i), (ii) or (iii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, or (iv) publicly announce an intention to effect any such transaction in clause (i), (ii) or (iii).

The foregoing paragraph shall not apply to (i) the Securities to be sold hereunder or the Underlying Securities, (ii) the issuance by the Company of shares of Common Stock upon the exercise of an option, warrant or note or the conversion of a security outstanding on the date hereof of which the Initial Purchasers have been advised in writing, (iii) the commencement of an exchange offer for the Company’s existing 2⅞% Convertible Senior Subordinated Notes due 2016 and the issuance of the related convertible notes in connection with such exchange offer, (iv) the filing of registration statements in respect of the Securities and the Underlying Securities or in connection with clause (iii) above or Forms S-8, (v) the issuance of shares of Common Stock or rights to acquire shares of Common Stock in respect of securities offered pursuant to the terms of the Company’s existing employee benefits plans or agreements, or (vi) transfers or sales of shares of Common Stock pursuant to the convertible note hedge and warrant transactions executed by the Company on the date hereof.

3.                                      Terms of Offering.  The Company is advised by you that the Initial Purchasers will make an offering of the Securities purchased by the Initial Purchasers hereunder on the terms set forth in this Agreement and to be set forth in the Final Offering Memorandum, as soon as practicable after this Agreement is entered into as in your judgment is advisable.

4.                                      Payment and Delivery.  Payment for the Firm Securities shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Firm Securities for the respective accounts of the several Initial Purchasers at 9:00 a.m., New York City time, on January 22, 2007, or at such other time on the same or such other date as shall be designated in writing by you.  The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for any Additional Securities shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Additional Securities for the respective accounts of the several Initial Purchasers at 9:00 a.m., New York

City time, on the date specified in the corresponding notice described in Section 2 or at such other time or on such other date as shall be designated in writing by you.

The Firm Securities and the Additional Securities shall be in definitive form or global form, as specified by you, and registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be.  The certificates evidencing the Firm Securities and the Additional Securities shall be delivered to you on the Closing Date for the respective accounts of the several Initial Purchasers, with any transfer taxes payable in connection with the transfer of the Securities to the Initial Purchasers duly paid, against payment of the Purchase Price therefor.

5.                                      Conditions to the Initial Purchasers’ Obligations.  The obligations of the Company to sell the Securities to the Initial Purchasers and the several obligations of the Initial Purchasers to purchase and pay for the Securities on the Closing Date are subject to the following conditions:

(a)                                  All of the representations and warranties of the Company contained in this Agreement shall have been true and correct on the date hereof and the Applicable Time, and shall be true and correct on the Closing Date with the same force and effect as if made on and as of the Closing Date.  The Company shall have performed or complied in all material respects with all of the agreements contained herein and required to be performed or complied with by it at or prior to the Closing Date.

(b)                                 Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i)                                     there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded the Company or any of the securities of the Company or any of its subsidiaries or in the rating outlook for the Company by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

(ii)                                  there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Memorandum and the Final Offering Memorandum (exclusive of any amendment or supplement thereto) that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Securities on the terms and in the manner contemplated in the Time of Sale Memorandum and the Final Offering Memorandum.

(c)                                  The Initial Purchasers shall have received on the Closing Date a certificate, dated the Closing Date and signed by each of the chief executive officer and the chief financial officer of the Company, to the effect set forth in Section 5(b) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

Each of the officers signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(d)                                 The Initial Purchasers shall have received on the Closing Date an opinion or opinions of Pillsbury Winthrop Shaw Pittman LLP, outside counsel for the Company, to the effect set forth in Exhibit A-1, and an opinion of Harlan Hatfield, Esq., Secretary and General Counsel of the Company, to the effect set forth in Exhibit A-2, in each case dated as of the Closing Date.  Such opinions shall be rendered to the Initial Purchasers at the request of the Company and shall so state therein.

(e)                                  The Initial Purchasers shall have received on the Closing Date an opinion of Shearman & Sterling LLP, counsel for the Initial Purchasers, and an opinion of Davis Polk & Wardwell, counsel for the Initial Purchasers, in each case dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers.

(f)                                    The Initial Purchasers shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance reasonably satisfactory to the Initial Purchasers, from Ernst & Young LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to Initial Purchasers with respect to the financial statements and certain financial information relating to the Company, contained in or incorporated by reference into each Offering Document and the Time of Sale Memorandum; provided that the letter delivered on the Closing Date shall use a “cut off date” not earlier than the date hereof.

(g)                                 The “lock-up” agreements, each substantially in the form of Exhibit B hereto, between you and all of the executive officers and directors of the Company listed on Schedule III hereto relating to sales and other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

(h)                                 The Representatives shall have received such other documents and certificates as are reasonably requested by you or counsel for the Initial Purchasers.

The several obligations of the Initial Purchasers to purchase Additional Securities hereunder are subject to the delivery to you on the applicable Option Closing Date of each of the documents referred to above dated as of the Option Closing Date (except that insofar as any documents relate to Securities, they may be limited to covering only Additional Securities).

6.                                      Covenants of the Company.  In further consideration of the agreements of the Initial Purchasers herein contained, the Company covenants with each Initial Purchaser as set forth in Sections 6(a) through 6(m) below:

(a)                                  To furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 6(c) below, as many copies of the Time of Sale Memorandum and the Final Offering Memorandum, any documents incorporated by reference and any supplements and amendments thereto as you may reasonably request.

(b)                                 Before amending or supplementing either the Time of Sale Memorandum or the Final Offering Memorandum, to furnish to you a copy of each such proposed amendment or supplement and not to use any such proposed amendment or supplement to which you reasonably object.

(c)                                  If the Time of Sale Memorandum is being used to solicit offers to buy the Securities at a time when the Final Offering Memorandum is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Memorandum in order to make the statements therein, in the light of the circumstances when the Time of Sale Memorandum is delivered to a purchaser, not misleading, or if in the opinion of the Initial Purchasers or counsel for the Initial Purchasers it is otherwise necessary to amend or supplement the Time of Sale Memorandum to comply with applicable law, the Company agrees to promptly prepare, and furnish at its own expense to the Initial Purchasers, amendments or supplements to the Time of Sale Memorandum so that the statements in the Time of Sale Memorandum as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Memorandum is delivered to a purchaser, be misleading or so that the Time of Sale Memorandum, as amended or supplemented, will comply with applicable law.

(d)                                 If, during such period after the date the Final Offering Memorandum is made available to purchasers of the Securities and prior to the date on which all of the Securities shall have been sold by the Initial Purchasers, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Final Offering Memorandum in order to make the statements therein, in the light of the circumstances when the Final Offering Memorandum is delivered to a purchaser, not misleading, or if in the opinion of the Initial Purchasers or counsel for the Initial Purchasers it is otherwise necessary to amend or supplement the Final Offering Memorandum to comply with applicable law, the Company agrees to promptly prepare, and furnish at its own expense to the Initial Purchasers, amendments or supplements to the Final Offering Memorandum so that the statements in the Final Offering Memorandum as so amended or supplemented will not, in the light of the circumstances when the Final Offering Memorandum is delivered to a purchaser, be misleading or so that the Final Offering Memorandum, as amended or supplemented, will comply with applicable law.

(e)                                  To endeavor to qualify or register (or to obtain exemptions from qualifying or registering) all or any part of the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.  The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation.  The Company will advise the Initial Purchasers promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Securities for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

(f)                                    To make generally available to the Company’s security holders and to you as soon as practicable an earning statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement that satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(g)                                 For a period of five years after the Closing Date, to furnish to you and, upon request, to each Initial Purchaser, copies of all annual reports, quarterly reports and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar forms as may be designated by the Commission, and such other documents, reports and information as shall be furnished by the Company to its stockholders generally.

(h)                                 Neither the Company nor any Affiliate will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) which could be integrated with the sale of the Securities in a manner which would require the registration under the Securities Act of the Securities.

(i)                                     Not to solicit any offer to buy or offer or sell the Securities by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

(j)                                     While any of the Securities remain “restricted securities” within the meaning of the Securities Act, to make available, upon request, to any seller of such Securities the information specified in Rule 144A(d)(4) under the Securities Act, unless the Company is then subject to Section 13 or 15(d) of the Exchange Act.

(k)                                  If requested by you, to use its best efforts to permit the Securities to be designated PORTAL securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. relating to trading in the PORTAL Market.

(l)                                     During the period of two years after the Closing Date, the Company will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to resell any of the Securities which constitute “restricted securities” under Rule 144 that have been reacquired by any of them.

(m)                               Not to take any action prohibited by Regulation M under the Exchange Act in connection with the distribution of the Securities contemplated hereby.

(n)                                 To use best efforts to have the Underlying Securities listed on the New York Stock Exchange.

7.                                      Expenses.  Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including:  (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the issuance and sale of the Securities and all other fees or expenses in connection with the preparation of each Offering Document and all amendments and supplements thereto, all printing costs associated therewith, and the mailing and delivering of copies thereof to the Initial Purchasers and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Securities to the Initial Purchasers, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or legal investment memorandum in connection with the offer and sale of the Securities under state securities laws and all expenses in connection with the qualification of the Securities for offer and sale under state securities laws as provided in Section 6(e) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Initial Purchasers in connection with such qualification and in connection with the Blue Sky or legal investment memorandum, (iv) any fees charged by rating agencies for the rating of the Securities, (v) all fees and expenses, if any, incurred in connection with the admission of the Securities for trading in PORTAL or any appropriate market system, (vi) the cost of preparation, issuance and delivery of the Securities, including the cost of printing certificates representing the Securities, (vii) the costs and charges of any trustee, transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Securities, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, reasonable expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and half of the cost of any aircraft chartered in connection with the road show, provided such charter is approved by the Company, (ix) the document and production charges and expenses associated with printing this Agreement and (x) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section.  It is understood, however, that except as provided in this Section, Section 9 entitled “Indemnity and Contribution”, and the last paragraph of Section 11 below, the Initial Purchasers will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Securities by them and any advertising expenses connected with any offers they may make.

8.                                      Offering of Securities; Restrictions on Transfer.  Each Initial Purchaser, severally and not jointly, represents and warrants that such Initial Purchaser is a qualified institutional buyer as defined in Rule 144A under the Securities Act (a “QIB”).  Each Initial Purchaser, severally and not jointly, agrees with the Company that (i) it will not solicit offers for, or offer or sell, such Securities by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act and (ii) it will solicit offers for such Securities only from, and will offer such Securities only to, persons that it reasonably believes to be QIBs that in purchasing such Securities are deemed to have represented and agreed as provided in the Final Offering Memorandum under the caption “Transfer Restrictions”.

9.                                      Indemnity and Contribution.  (a) The Company agrees to indemnify and hold harmless each Initial Purchaser, each person, if any, who controls any Initial Purchaser within the meaning of either Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and each affiliate of any Initial Purchaser within the meaning of Rule 405 under the Securities Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Time of Sale Memorandum or the Final Offering Memorandum or any amendments or supplements thereto, or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein in the light of circumstances under which they were made not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through you expressly for use therein.

(b)                                 Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Time of Sale Memorandum or the Final Offering Memorandum or any amendments or supplements thereto, or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein in the light of circumstances under which they were made not misleading, but only with reference to information relating to such Initial Purchaser furnished to the Company in writing by such Initial Purchaser through you expressly for use in the Time of Sale Memorandum and the Final Offering Memorandum or any amendments or supplements thereto.

(c)                                  In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 9(a) or 9(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding.  In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred.  Such firm shall be designated in writing by the Representatives, in the case of parties indemnified pursuant to Section 9(a), and by the Company, in the case of parties indemnified pursuant to Section 9(b).  The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(d)                                 To the extent the indemnification provided for in Section 9(a) or 9(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Initial Purchasers on the other hand from the offering of the Securities or (ii) if the allocation provided by clause 9(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 9(d)(i) above but also the relative fault of the Company on the one hand and of the Initial Purchasers on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Initial Purchasers on the other hand in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Securities (before deducting expenses) received by the Company and the total discounts and commissions received by the Initial Purchasers, as set forth in the Final Offering Memorandum, bear to the aggregate offering price of the Securities.  The relative fault of each of the Company on the one hand and of the Initial Purchasers on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Initial Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Initial Purchasers’ respective obligations to contribute pursuant to this Section 9 are several in proportion to the respective principal amount of Securities they have purchased hereunder, and not joint.

(e)                                  The Company and each of the Initial Purchasers agree that it would not be just or equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(d).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 9(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 9, no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Securities resold by it in the initial placement of such Securities were offered to the investors exceeds the amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f)                                    The indemnity and contribution provisions contained in this Section 9 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Initial Purchaser, any person controlling any Initial Purchaser or any affiliate of any Initial Purchaser or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Securities.

10.                               Termination.  The Initial Purchasers may terminate this Agreement by notice given by you to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Securities on the terms and in the manner contemplated in the Time of Sale Memorandum or the Final Offering Memorandum.

11.                               Effectiveness; Defaulting Initial Purchasers.  This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Initial Purchasers shall fail or refuse to purchase Securities that it has or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Firm Securities to be purchased on such date, the other Initial Purchasers shall be obligated severally in the proportions that the number of Firm Securities set forth opposite their respective names in Schedule I bears to the aggregate principal amount of Securities set forth opposite the names of all such non-defaulting Initial Purchasers, or in such other proportions as you may specify, to purchase the Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Securities that any Initial Purchaser has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 11 by an amount in excess of one-ninth of such number of Securities without the written consent of such Initial Purchaser.  If, on the Closing Date, any Initial Purchaser or Initial Purchasers shall fail or refuse to purchase Firm Securities which it or they have agreed to purchase hereunder on such date and the aggregate principal amount of Firm Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Firm Securities to be purchased on such date, and arrangements satisfactory to you and the Company for the purchase of such Firm Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Initial Purchaser or of the Company.  In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Time of Sale Memorandum or the Final Offering Memorandum, or in any other documents or arrangements may be effected.  If, on an Option Closing Date, any Initial Purchaser or Initial Purchasers shall fail or refuse to purchase Additional Securities and the aggregate principal amount of Additional Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Additional Securities to be purchased on such Option Closing Date, the non-defaulting Initial Purchasers shall have the option to (i) terminate their obligation hereunder to purchase the Additional Securities to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Securities that such non-defaulting Initial Purchasers would have been obligated to purchase in the absence of such default.  Any action taken under this paragraph shall not relieve any defaulting Initial Purchaser from liability in respect of any default of such Initial Purchaser under this Agreement.

If this Agreement shall be terminated by the Initial Purchasers, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, excluding any termination pursuant to clauses (i), (iii), (iv) or (v) of Section 11, or if for any reason, the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Initial Purchasers or such Initial Purchasers as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Initial Purchasers in connection with this Agreement or the offering contemplated hereunder.

12.                               Entire Agreement.  This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Securities, represents the entire agreement between the Company, on the one hand, and the Initial Purchasers, on the other, with respect to the preparation of the Offering Document, the conduct of the offering, and the purchase and sale of the Securities.

13.                               No Fiduciary Duties.  The Company acknowledges and agrees that the Initial Purchasers are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as financial advisors or fiduciaries to, or agents of, the Company or any other person.  Additionally, neither the Representatives nor any other Initial Purchaser is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction.  The Company shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and neither the Representatives nor any other Initial Purchaser shall have any responsibility or liability to the Company with respect thereto.  Any review by the Representatives or any Initial Purchaser of the Company and the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Representatives or such Initial Purchaser, as the case may be, and shall not be on behalf of the Company or any other person.

14.                               Counterparts.  This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

15.                               Applicable Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

16.                               Headings.  The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

17.                               Notices.  All communications hereunder shall be in writing and effective only upon receipt and if to the Initial Purchasers shall be delivered, mailed or sent to J.P. Morgan Securities Inc. at 277 Park Avenue, 9th Floor, New York, New York 10172, (telefax: 212-622-8358), Attention: Syndicate Desk, with a copy to the Legal Department; Deutsche Bank Securities Inc. at 60 Wall Street, New York, New York 10005, Attention Equity Capital Markets, Fax:  212-797-9344 with a copy to the General Counsel, Fax:  212-797-4564.; Morgan Stanley & Co. Incorporated at 1585 Broadway, New York, New York  10036, Attention: Syndicate Desk, with a copy to the Legal Department; if to the Company shall be delivered, mailed or sent to

10653 South River Front Parkway, Suite 300, South Jordan, Utah 84095, Attention:  Legal Department.

[Remainder of page intentionally left blank]

Very truly yours,

HEADWATERS INCORPORATED

By:
Name:
Title:

Signature Page to Purchase Agreement

Accepted as of the date hereof

J.P. MORGAN SECURITIES INC.

DEUTSCHE BANK SECURITIES INC.

MORGAN STANLEY & CO. INCORPORATED

Acting severally on behalf of itself

and the several Initial Purchasers

named in Schedule I hereto.

By: J.P. Morgan Securities Inc.

By:

Name:
Title:

By: Deutsche Bank Securities Inc.

By:

Name:
Title:

By:

Name:
Title:

By: Morgan Stanley & Co. Incorporated

By:

Name:
Title:

Signature Page to Purchase Agreement

SCHEDULE I

Initial Purchaser	Principal Amount

J.P. Morgan Securities Inc.	$40,500,000

Deutsche Bank Securities Inc.	$40,500,000

Morgan Stanley & Co. Incorporated	$40,500,000

Canaccord Adams Inc.	$4,500,000

Stephens Inc.	$4,500,000

Wedbush Morgan Securities Inc.	$4,500,000

Total Securities	$135,000,000

Schedule I

SCHEDULE II

PRICING SUPPLEMENT

Headwaters Incorporated
$135,000,000 Convertible Senior Subordinated Notes due 2014

Capitalization table on an actual and as adjusted basis to give effect to the sale of the Convertible Senior Subordinated Notes, after deducting assumed underwriting discounts and commissions and estimated offering expenses, and the application of the net proceeds to repay a portion of our senior secured credit facility.

	As of September 30, 2006
	Actual	As adjusted
	(in Thousands)	(in Thousands)
Cash and cash equivalents (1)	$79,151	$64,651
Current portion of long-term debt (2)	$7,267	$7,267
Senior secured debt, excluding current portion	415,319	280,319
Convertible senior subordinated notes due 2016	172,500	172,500
2.50% convertible senior subordinated notes due 2014	—	135,000
Other long-term debt	1	1
Stockholders’ equity:(3)
Common stock, $0.001 par value; 100,000 shares authorized, 42,306 shares issued and outstanding, including 254 shares held in treasury	42	42
Capital in excess of par value (4)	502,265	492,265
Retained earnings(5)	299,866	298,573
Treasury stock and other	(1,215)	(1,215)
Total stockholders’ equity	800,958	789,665
Total capitalization	$1,396,045	$1,384,752

(1) We intend to use $10.0 million of available cash to pay the net costs of the convertible not hedge and warrant transactions and $4.5 million of available cash to repay part of our senior secured credit facility.

(2) Represents primarily notes payable to a bank that we assumed in connection with the acquisition of SCP in July 2004.  Because these notes are callable by the bank, we have included the balance of $7.3 million in the current portion of long-term debt.

(3) Based on the number of shares outstanding (in thousands) as of September 30, 2006, excluding stock options outstanding.

(4) Represents the effect of the estimated net cost of the convertible note hedge and warrant transactions.

(5) Reduction in retained earnings due to accelerated amortization of issue costs, net of tax, related to senior secured debt repaid with net proceeds of the offering of the notes.

Schedule II

SCHEDULE III

LOCK-UP PARTIES

Kirk A. Benson

Scott K.Sorensen

Harlan M. Hatfield

Kenneth R. Frailey

William H. Gehrmann, III

Craig R. Hickman

John N. Lawless, III

Murphy K. Lents

Michael S. Lewis

Raymond J. Weller

James A. Herickhoff

E.J. “Jake” Garn

R. Sam Christensen

William S. Dickinson

Blake O. Fisher, Jr.

Schedule III

EXHIBIT A-1

OPINION OF OUTSIDE COUNSEL FOR THE COMPANY

A-1-1

EXHIBIT A-2

OPINION OF GENERAL COUNSEL OF THE COMPANY

A-2-1

EXHIBIT B

FORM OF LOCK-UP AGREEMENT

January          , 2007

J.P. Morgan Securities Inc.

Deutsche Bank Securities Inc.

Morgan Stanley & Co. Incorporated

On behalf of the Initial Purchasers

c/o  J.P. Morgan Securities Inc.

277 Park Avenue

9th Floor

New York, NY 10172

Dear Sirs and Mesdames:

The undersigned understands that J.P. Morgan Securities Inc. (“J.P. Morgan”), Deutsche Bank Securities Inc. (“Deutsche Bank”) and Morgan Stanley & Co. Incorporated (“Morgan Stanley”, together with J.P. Morgan and Deutsche Bank, the “Representatives”)on behalf of the Initial Purchasers (as hereinafter defined), proposes to enter into a Purchase Agreement (the “Purchase Agreement”) with Headwaters Incorporated, a Delaware corporation (the “Company”), providing for the offering (the “Offering”) by the several Initial Purchasers (the “Initial Purchasers”), of $135,000,000 principal amount of Convertible Senior Subordinated Notes Due 2014 of the Company (the “Securities”).  The Securities will be convertible into shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”).

To induce the Initial Purchasers that may participate in the Offering to continue their efforts in connection with the Offering, the undersigned hereby agrees that, without the prior written consent of the Representatives on behalf of the Initial Purchasers, it will not, during the period commencing on the date of the final offering memorandum relating to the Offering (the “Final Memorandum”) and ending 90 days after the date of the Final Memorandum, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) the sale of any Securities to the Initial Purchasers pursuant to the Purchase Agreement, (b) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Offering, (c) transfers of shares of Common Stock or securities convertible into Common Stock by the undersigned as a bona fide gift or gifts or (d) transfers of shares of Common Stock or securities convertible into Common Stock by the undersigned to any trust for the benefit of the undersigned or the undersigned’s immediate family; provided that in the case of any transfer pursuant to clause (c) or (d), (i) each transferee or trustee of the trust shall execute and deliver to the Representatives a duplicate form of this Lock-up Agreement and (ii) no filing by any party (transferor, transferee or trustee) under Section 16(a) of the Securities Exchange Act of 1934, as amended, shall be required or shall be made voluntarily in connection with such transfer (other than a filing on a Form 5 made after the expiration of the 90-day period referred to above).  In addition, the undersigned agrees that, without the prior written consent of the Representatives, on behalf of the Initial Purchasers, it will not, during the period commencing on the date of the Final Memorandum and ending 90 days after the date of the Final Memorandum, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.  The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s share of Common Stock except in compliance with the foregoing restrictions.

The undersigned understands that the Company and the Initial Purchasers are relying upon this Lock-Up Agreement in proceeding toward consummation of the Offering.  The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

Whether or not the Offering actually occurs depends on a number of factors, including market conditions.  Any Offering will only be made pursuant to a Purchase Agreement, the terms of which are subject to negotiation between the Company and the Initial Purchasers.

It is understood that, if the Company notifies you that it does not intend to proceed with the Offering, if the Purchase Agreement does not become effective, or if the Purchase Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Securities, the undersigned will be released from his or its obligations under this Lock-Up Agreement.  This Lock-Up Agreement shall lapse and become null and void if the Offering shall not have occurred on or before April 15, 2007.

Very truly yours,

(Name)

(Address)